UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 3, 2016

JRjr33, INC.
(Exact name of registrant as specified in its charter)

Florida	001-36755	98-0534701
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201
(Address of principal executive offices and zip code)

(469) 913-4115
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

As disclosed in more detail below, in connection with his appointment as Chief Financial Officer of JRjr33, Inc. (the “Company”), John P. Walker was granted options to purchase an aggregate of 150,000 shares of the Company’s common stock. The stock options granted have an exercise price of $0.87 per share and vest on the following schedule: 50,000 shares vest on the one year anniversary of the date of grant and 50,000 shares vest on each of the two and three year anniversary of the date of grant.

The aforementioned stock options were issued in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and any issuances of shares of common stock of the Company upon exercise of such stock options will be made in reliance on the exemption from registration provided by Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2016, the Company appointed John P. Walker as its Chief Financial Officer. Mr. Christopher Brooks, who had previously held the position, resigned in connection with this appointment.

Mr. Walker, age 53, is a CPA with more than 25 years of strategic, operational and financial experience in numerous industries, including consumer products, manufacturing and distribution. He has managed businesses in the Americas, Europe, Asia and Australia, held C-level positions in public and private companies and held the position of CFO for more than 20 years. From November 1, 2006 until July 9, 2015, Mr. Walker served as the Chief Financial Officer and Chief Operating Officer of KidKraft, LP, a Dallas-based global designer and manufacturer of children’s toys and furniture. From July 2015 until the present, Mr. Walker has served as a consultant to various companies, including KidKraft, LP. Mr. Walker was nominated for and awarded 2014 Most Innovative CFO by D Magazine and 2009 International Middle Market Company of the Year by the Dallas Chamber of Commerce. He has an undergraduate degree from Rutgers College and pursued his post graduate work at St. Peters College.

Mr. Walker has agreed to receive an annual base salary of $250,000 with the opportunity to earn, based on his performance, a bonus of up to 50% of his base salary, payable in Company stock or cash. He was also granted 150,000 stock options as discussed above under Item 3.02. Mr. Walker will be entitled to participate in the Company’s health, dental and vision plans for employees, for which contributions are required, receive two (2) weeks paid vacation and will receive severance equal to two (2) weeks plus one (1) additional week for each year of service if his termination is for any reason other for cause.

The information contained in this Item 5.02 regarding the Company’s agreement with Mr. Walker is qualified in its entirety by the copy of the agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Mr. Brooks’ resignation as Chief Financial Officer of the Company did not involve any disagreement with the Company.

Item 9.01 Financial Statements and Exhibits.

10.1 Agreement, dated November 3, 2016, by and between JRjr33, INC. and John P. Walker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JRjr33, Inc.

Date: November 8, 2016	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer